UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 26, 2009

Date of Report (Date of earliest event reported)
OMNITURE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-52076	87-0619936

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)
550 East Timpanogos Circle
Orem, UT 84097

(Address of Principal Executive Offices, including Zip Code)
(801) 722-7000

(Registrant’s Telephone Number, including Area Code)
Not Applicable

(Former Name or Former Address, if Changed since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On February 26, 2009, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Omniture, Inc. (the “Company”) approved incentive bonus and commission payouts to the following executive officers of the Company (the “named executive officers”) in the amounts set forth below:

Payout
Amount
Name and Principal Position	($)(1)
Joshua G. James	107,550.00
President and Chief Executive Officer

Michael S. Herring	44,813.00
Chief Financial Officer and Executive Vice President

Brett M. Error	97,118.63
Chief Technology Officer and Executive Vice President, Products

Christopher C. Harrington	315,104.99
President, Worldwide Sales and Client Services

John F. Mellor	43,246.72
Executive Vice President, Business Development and Corporate Strategy

(1)	Represents amounts payable based on achievement by the Company of certain sales bookings, non-GAAP revenue and non-GAAP earnings targets established by the Compensation Committee for the quarterly period and fiscal year ended December 31, 2008, as well as amounts to be paid based on achievement of certain subjective performance targets for the fiscal year ended December 31, 2008. With respect to Messrs. Harrington and Mellor, the amounts include $285,104.99 in sales commissions based on the achievement of certain Company-wide sales objectives that were earned by Mr. Harrington in 2008 and $6,678.89 in commissions based on achievement of certain sales objectives earned by Mr. Mellor in 2008.
     On February 26, 2009, the Compensation Committee also approved the following base salaries effective April 1, 2009, and target incentive bonus amounts for the fiscal year ending December 31, 2009, for our named executive officers, which do not include target sales commissions for Messrs. Harrington and Mellor:

		Target
		Incentive
	Base Salary	Bonus Amount
Name and Principal Position	($)	($)

Joshua G. James	480,000	360,000
President and Chief Executive Officer

Michael S. Herring	300,000	150,000
Chief Financial Officer and Executive Vice President

Brett M. Error	300,000	150,000
Chief Technology Officer and Executive Vice President, Products

		Target
		Incentive
	Base Salary	Bonus Amount
Name and Principal Position	($)	($)

Christopher C. Harrington	270,000	75,000
President, Worldwide Sales and Client Services

John F. Mellor	270,000	100,000
Executive Vice President, Business Development and Corporate Strategy
     The Compensation Committee also approved performance objectives for the named executive officers identified above to be used in connection with evaluating performance and determining the incentive bonus amounts payable to these officers in fiscal year 2009. Messrs. James’ and Herring’s respective target bonus amounts are based on the achievement by the Company of certain annual and quarterly sales bookings, non-GAAP revenue, non-GAAP profitability targets and certain financial and non-financial operating metrics. Non-GAAP revenue reflects the revenue excluded from our GAAP results due to purchase accounting adjustments to reduce deferred revenue to its fair value and is used internally to understand, manage and evaluate our business and make operating decisions. There is no maximum amount payable to Mr. James or Mr. Herring with respect to their incentive bonuses. Mr. Error’s incentive bonus amount is based on the achievement by the Company of certain annual and quarterly sales bookings, non-GAAP revenue and non-GAAP profitability targets and the achievement by Mr. Error of certain subjective, non-financial objectives, including objectives related to infrastructure efficiency and product development milestones. There is no maximum amount payable to Mr. Error with respect to this incentive bonus. Mr. Harrington’s incentive bonus amount is based on the achievement by the Company of certain annual and quarterly sales bookings, non-GAAP revenue and certain financial and non-financial metrics, and Mr. Harrington is entitled to sales commissions based on the achievement of certain Company-wide sales bookings and non-GAAP revenue objectives. There are no maximum amounts payable to Mr. Harrington with respect to these incentive bonus or sales commission amounts. Mr. Mellor’s incentive bonus amount is based on the achievement by the Company of certain annual and quarterly sales bookings, non-GAAP revenue and non-GAAP profitability targets and the achievement by Mr. Mellor of certain subjective, non-financial objectives, including objectives related to corporate strategy and product development milestones. Mr. Mellor is entitled to sales commissions from the sales bookings of certain products. There are no maximum amounts payable to Mr. Mellor with respect to these incentive bonus or sales commission amounts. We will pay a certain portion of these named executive officers’ respective incentive bonus amounts upon achievement of the quarterly targets, with the remaining portion of their bonus amounts to be paid based on achievement of the annual targets. In addition, the Compensation Committee may pay discretionary bonuses to these named executive officers in addition to the bonuses described above.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNITURE, INC.
	By:	/s/ Michael S. Herring
Michael S. Herring
Dated: March 3, 2009		Chief Financial Officer and Executive Vice President